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SCHEDULE 14A INFORMATION

    Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 240.14a-12
Zenith National Insurance Corp.
(Name of Registrant as Specified In Its Charter)
Zenith National Insurance Corp.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
/ /	Fee paid previously with preliminary materials:
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Zenith National Insurance Corp. 21255 Califa Street Woodland Hills, California 91367 Telephone (818) 713-1000

    NOTICE OF ANNUAL MEETING

    The Annual Meeting of Stockholders of Zenith National Insurance Corp. ("Zenith") will be held at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, on Thursday, May 24, 2001, at 9:00 a.m., for the following purposes:

  1.
  To elect a Board of eight (8) Directors.

  2.
  To consider and vote to approve an amendment to the Zenith National Insurance Corp. 1996 Employee Stock Option Plan, as amended, to (i) increase the number of shares reserved for issuance thereunder, and (ii) qualify such plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended.

  3.
  To transact such other business as may properly come before the meeting and any adjournments thereof.

    Stockholders of record at the close of business on March 26, 2001, the record date fixed by the Board of Directors for the Annual Meeting, are entitled to notice of, and to vote at, such meeting.

                      By Order of the Board of Directors

                      John J. Tickner
                       Secretary

Woodland Hills, California
Dated: March 27, 2001

    STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY IN THE ACCOMPANYING POSTPAID AND PRE-ADDRESSED ENVELOPE. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO THE EXERCISE THEREOF BY WRITTEN NOTICE TO ZENITH, AND STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

ZENITH NATIONAL INSURANCE CORP.
21255 Califa Street,
Woodland Hills, California 91367

PROXY STATEMENT

VOTING

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Zenith National Insurance Corp. ("Zenith") of proxies to be voted at the Annual Meeting of Stockholders of Zenith to be held on Thursday, May 24, 2001, at 9:00 a.m., and at any adjournments thereof (the "Annual Meeting"). Any proxy given pursuant to this solicitation may be revoked at any time prior to its exercise by written notice to Zenith, and the persons executing the same, if in attendance at the Annual Meeting, may vote in person instead of by proxy. Unless authority therefor is withheld, all proxies will be voted as provided therein. In addition to solicitation of proxies by mail, officers and regular employees of Zenith and its subsidiaries, who will receive no additional compensation therefor, may solicit proxies by telephone, telegram or personal interview. The corporate subsidiaries of Zenith are Zenith Insurance Company ("Zenith Insurance"), CalRehab Services, Inc., Perma-Bilt, a Nevada Corporation, Zenith Development Corp., Zenith Insurance Management Services, Inc., Zenith Risk Management, Inc., Zenith Star Insurance Company, and ZNAT Insurance Company. The cost of this solicitation will be borne by Zenith. In addition, Zenith will reimburse brokerage houses and other custodians, nominees and fiduciaries for expenses incurred in forwarding solicitation materials to stockholders.

    The approximate date on which this Proxy Statement and accompanying form of proxy are first being sent to stockholders is March 29, 2001.

    Only stockholders of record at the close of business on March 26, 2001, the record date for the Annual Meeting (the "Record Date"), are entitled to notice of and to vote at such meeting. On such date, Zenith had outstanding 17,492,399 shares of common stock, $1.00 par value per share (the "Common Stock"). Each share of Common Stock entitles the record holder to one vote on all matters. With respect to the election of Directors only, however, every stockholder may cumulate his votes with respect to candidates whose names have been placed in nomination prior to the vote if, but only if, any stockholder has given notice at the Annual Meeting prior to voting of his intention to cumulate his votes. In the event there is cumulative voting for Directors, each stockholder will be entitled to give one candidate the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the stockholder's shares are entitled, or to distribute his votes on the same principle among as many candidates as such stockholder thinks fit. In the event the election of Directors is to proceed with cumulative voting, the holder of any proxy given pursuant to this solicitation will have the authority to cumulate the votes to which shares covered by the proxy are entitled and to distribute the votes among the candidates for election as the holder of the proxy sees fit. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote shall constitute a quorom.

    The Board of Directors knows of no matters to come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the meeting, it is the intention of each of the persons named in the accompanying proxy to vote such proxies in accordance with his best judgment thereon. Any such matter submitted for stockholder approval requires the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

    Abstentions and broker non-votes (except on matters for which brokers lack discretionary authority to vote under New York Stock Exchange rules) will be counted and will have the same effect as "no" votes.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

    The following table contains certain information at the Record Date as to: (1) all persons who, to the knowledge of Zenith, were the beneficial owners of more than 5% of the outstanding shares of Common Stock, (2) each of the Executive Officers named in the Summary Compensation Table ("Named Executive Officers"), (3) each of the Directors of Zenith, and (4) all Executive Officers and Directors as a group. The persons named hold sole voting and investment power with respect to the shares shown opposite their respective names, unless otherwise indicated. The information with respect to each person specified is as supplied or confirmed by such person.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Fairfax Financial Holdings Limited(2)	6,808,645	38.9%
95 Wellington St. West
Suite 800
Toronto, Ontario, Canada M5J 2N7
Stanley R. Zax(3)(4)	1,427,480	7.7%
21255 Califa Street
Woodland Hills, CA 91367
Royce Group(5)	1,376,700	7.9%
1414 Avenue of the Americas
New York, New York 10019
Harvey L. Silbert(3)(6)	1,218,467	7.0%
2121 Avenue of the Stars
Eighteen Floor
Los Angeles, CA 90067
Dimensional Fund Advisors Inc.(7)	964,500	5.5%
1299 Ocean Ave., 11th Floor
Santa Monica, CA 90401
Capital Research and Management Company(8)	890,000	5.1%
333 South Hope Street
Los Angeles, CA 90071
Jack D. Miller(9)	62,865	*
21255 Califa St.
Woodland Hills, CA 91367
Robert E. Meyer(10)	51,934	*
21255 Califa Street
Woodland Hills, CA 91367

William J. Owen(11)	26,159	*
21255 Califa Street
Woodland Hills, CA 91367
John J. Tickner(12)	25,331	*
21255 Califa Street
Woodland Hills, CA 91367
Gerald Tsai, Jr.(3)	5,000	*
200 Park Ave.
New York, New York 10166
Max M. Kampelman(3)	4,992	*
1001 Pennsylvania Avenue N.W.
Washington D.C. 20004
William Steele Sessions(3)(13)	1,461	*
2099 Pennsylvania Ave., N.W.
Suite 100
Washington, D.C. 20006-1816
Robert J. Miller(3)	0	*
3773 Howard Hughes Parkway
Third Floor South
Las Vegas, NV 89109
Leon E. Panetta(3)	0	*
P.O. Box 42
Carmel Valley, CA 93924
Michael Wm. Zavis(3)	0	*
525 West Monroe St. Suite 1600
Chicago, IL 60661
All Executive Officers and Directors as a group (12 persons)(14)	2,644,773	14.2%

*
Less than 1%

(1)
Subject to applicable community property and similar statutes.

(2)
On July 6, 1999, a statement on Schedule 13D was filed with the Securities and Exchange Commission (the "Commission") by Fairfax Financial Holdings Limited ("Fairfax"), V. Prem Watsa, The Sixty Two Investment Company Limited ("Sixty Two"), 810679 Ontario Limited ("810679") and Hamblin Watsa Investment Counsel Ltd. The information in the table is based on such filing, other filings with the Commission and other information supplied by Fairfax. The filings and other information indicate that the 6,808,645 shares of Common Stock consist of 3,287,223 shares held by TIG Insurance Company ("TIG Insurance"), 3,287,222 shares held by United States Fire Insurance Company ("U.S. Fire"), 20,000 shares held by The North River Insurance Company ("North River"), 150,000 shares held by Odyssey Reinsurance Corporation ("Odyssey") and 64,200 shares held by Odyssey America Reinsurance Corporation ("Odyssey America"). TIG Insurance, U.S. Fire, North River, Odyssey, and Odyssey America are each either a direct or indirect wholly-owned subsidiary of Fairfax. Mr. Watsa, directly and indirectly through Sixty Two and 810679, owns the controlling equity voting interest of Fairfax. Fairfax, Mr. Watsa, Sixty Two and 810679 all share voting and dispositive power with respect to the 6,808,645 shares. TIG Insurance, U.S. Fire, North River, Odyssey, and Odyssey America each shares voting and dispositive power with respect to the shares owned by them. Mr. Watsa, Sixty Two and 810679 disclaim beneficial ownership of, or any pecuniary interest in, the 6,808,645 shares.

(3)
Director of Zenith.

(4)
Chief Executive Officer of Zenith. Number of shares shown includes 1,030 shares owned by Mr. Zax as custodian for his adult children, as to which shares Mr. Zax disclaims beneficial ownership; 1,000,000 shares, as to which options are or will become exercisable within sixty days after the Record Date; and 178,916 shares held by Mr. Zax as co-trustee, as to which Mr. Zax disclaims beneficial ownership and as to which he shares voting and dispositive power with Mr. Silbert and a third party. These 178,916 shares are also reported for Mr. Silbert.

(5)
On February 5, 2001, a statement on Schedule 13G/A was filed with the Commission by a group consisting of Royce & Associates, Inc. ("Royce"), Royce Management Company ("RMC"), and Charles M. Royce, amending the Royce group's statement on Schedule 13G filed on February 17, 1999. The information in the table is based on such filings. The filings indicate that Royce beneficially owns 1,353,200 shares, as to which it holds sole voting and dispositive power; that RMC beneficially owns 23,500 shares, as to which it holds sole voting and dispositive power; and that Charles M. Royce may be deemed to be a controlling person of Royce and RMC, and as such may be deemed to beneficially own the shares owned by Royce and RMC. Charles M. Royce holds no shares outside of Royce and RMC and disclaims beneficial ownership of the shares held by Royce and RMC.

(6)
Number of shares shown consists of 173,551 shares held by Mr. Silbert as trustee of certain family trusts, as to which Mr. Silbert disclaims beneficial ownership; 866,000 shares held by The Harvey L. and Lillian Silbert Family Trust, a revocable trust, of which Mr. Silbert is a trustee; and 178,916 shares held by Mr. Silbert as co-trustee, as to which Mr. Silbert disclaims beneficial ownership and as to which he shares voting and dispositive power with Mr. Zax and a third party. These 178,916 shares are also reported for Mr. Zax.

(7)
On February 2, 2001, a statement on Schedule 13G was filed with the Commission by Dimensional Fund Advisors Inc. ("Dimensional"). The information in the table is based on such filing. The filing indicates that Dimensional is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, that Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and that Dimensional serves as investment manager to certain other commingled group trusts and separate accounts. As investment adviser or manager, Dimensional holds sole voting and dispositive power with respect to the 964,500 shares. The investment companies, trusts, and accounts own the 964,500 shares and Dimensional disclaims any beneficial ownership of them.

(8)
On February 12, 2001, a statement on Schedule 13G was filed with the Commission by Capital Research and Management Company ("CRMC"). The information in this table is based on such filing. The filing indicates that CRMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. As a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, CRMC is deemed the beneficial owner of the 890,000 shares, as to which it holds sole dispositive power but no voting power.

(9)
Executive Officer of Zenith. Number of shares shown consists of 365 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 62,500 shares as to which options are or will become exercisable within sixty days after the Record Date.

(10)
Executive Officer of Zenith. Number of shares shown includes 355 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 50,000 shares as to which options are or will become exercisable within sixty days after the Record Date.

(11)
Executive Officer of Zenith. Number of shares shown includes 711 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 22,500 shares as to which options are or will become exercisable within sixty days after the Record Date.

(12)
Executive Officer of Zenith. Number of shares shown consists of 2,331 shares allocated to such Executive Officer's account in The Zenith 401(k) Plan and 23,000 shares as to which options are or will become exercisable within sixty days after the Record Date.

(13)
Shares shown are held in Mr. Sessions' Simplified Employee Pension — Individual Retirement Account.

(14)
Number of shares shown includes 1,158,000 shares as to which options are or will become exercisable within sixty days after the Record Date.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations of the Commission thereunder require Zenith's Executive Officers and Directors, and persons who own more than ten percent of a registered class of Zenith's equity securities, to file reports of ownership and changes in ownership with the Commission and the New York Stock Exchange and to furnish Zenith with copies of all such forms they file.

    Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, Zenith believes that, during the year ended December 31, 2000, all filing requirements applicable to its Executive Officers, Directors, and 10% stockholders were complied with, except that due to inadvertent error, Fairfax Financial Holdings Limited ("Fairfax") made a late filing of a Form 4 reporting the sale of 14,100 shares of Common Stock in November 2000 by a wholly owned subsidiary and Mr. Silbert did not file Form 4's reporting sales of a total of 14,089 shares in March and April 2000. Mr. Silbert subsequently filed a Form 5 reporting the sales.

ELECTION OF DIRECTORS
(Item 1 on Proxy Card)

    It is the intention of the persons named in the enclosed proxy, unless otherwise specifically instructed, to vote the proxies received by them for the election of the nominees listed in the table below as Directors of Zenith. In the event that there should be cumulative voting in the election of Directors, as set forth in this Proxy Statement under "Voting" above, it is the intention of such persons to distribute the votes represented by each proxy among such nominees in such proportion as they see fit, unless otherwise specifically instructed. Election of Directors shall be decided by plurality vote.

    All nominees have consented to being named herein and have indicated their intention to serve if elected. In the unanticipated event that any of the nominees becomes unable to serve as a Director, the proxies will be voted for a substitute nominee in accordance with the best judgment of the person or persons voting them.

    A Director of Zenith serves until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

    The nominees for Director listed below were designated by the Board of Directors of Zenith. The information with respect to each nominee is as supplied or confirmed by such nominee.

Name	Age	Served as Director Since	Positions and Offices Held with Zenith	Principal Occupations and Employment During Past Five Years	Other Publicly Held Corporations in which Directorships Held
Max M. Kampelman	80	February 1989	Director of Zenith and Zenith Insurance	Attorney, Of Counsel, since March 1991, and Partner, January 1989 to March 1991, Fried, Frank, Harris, Shriver & Jacobson; Counselor of the Department of State and Head of the U.S. Delegation to Negotiations on Nuclear and Space Arms with the Soviet Union from January 1985 to January 1989	None
Robert J. Miller(1)	55	February 1999	Director of Zenith and Zenith Insurance; Member of Audit Committee	Attorney, Senior Partner, Jones Vargas since January 1999; Governor of Nevada for the ten years prior to January 1999	Newmont Mining Corporation; Paging Network, Inc.
Leon E. Panetta	62	May 2000	Director of Zenith and Zenith Insurance; Member of Audit Committee
				Founder and Director, The Leon & Sylvia Panetta Institute for Public Policy since December 1998; White House Chief of Staff, July 1994 to January 1997; Director, White House Office of Management and Budget, January 1993 to July 1994; U.S. Representative, January 1977 to January 1993	None
William Steele Sessions	70	September 1993	Director of Zenith and Zenith Insurance
				Attorney, Holland & Knight LLP since September 2000 and Sessions & Sessions, L.C. from March 1995 to August 2000; Security Consultant since July 1993; Director, Federal Bureau of Investigation from 1987 to 1993	The Kroll-O'Gara Company
Harvey L. Silbert(2)	88	January 1978	Director of Zenith and Zenith Insurance; Member of Performance Bonus Committee
				Attorney, Of Counsel, Christensen, Miller, Fink, Jacobs, Glazer, Weil & Shapiro LLP since November 2000; Of Counsel, Loeb & Loeb LLP from March 1991 to October 2000; Of Counsel, Wyman, Bautzer, Kuchel & Silbert for more than five years prior to March 1991; management of personal investments for more than the past five years	None
Gerald Tsai, Jr.	72	December 1991	Director of Zenith and Zenith Insurance; Chairman of Performance Bonus Committee; Member of Audit Committee
				Management of private investments since January 1989; Chairman, President, and Chief Executive Officer of Delta Life Corporation, February 1993 to October 1997; Chairman (January 1987 to December 1988) and CEO (April 1986 to December 1988), Primerica Corp.	Saks Incorporated; Rite Aid Corporation; Sequa Corporation; Triarc Companies, Inc.; United Rentals, Inc.

Name	Age	Served as Director Since	Positions and Offices Held with Zenith	Principal Occupations and Employment During Past Five Years	Other Publicly Held Corporations in which Directorships Held
Michael Wm. Zavis	63	September 1998	Director of Zenith and Zenith Insurance; Chairman of Audit Committee; Member of Performance Bonus Committee	Attorney, Co-Managing Partner, Katten, Muchin & Zavis for more than the past five years	None
Stanley R. Zax	63	July 1977	Chairman of the Board and President of Zenith and Zenith Insurance for more than the past five years; Chairman of the Board of CalFarm Life Insurance Company for more than five years prior to December 1995; Chairman of the Board and President of CalFarm Insurance Company ("CalFarm") for more than five years prior to January 1995; and Chairman of the Executive Committee of the Board of Directors of CalFarm from January 1995 to March 1999 (3)		None

(1)
Mr. Miller is a Senior Partner of Jones Vargas, which performed certain legal services for Zenith in 2000 and which is expected to perform legal services for Zenith in 2001.

(2)
Mr. Silbert was of counsel through October 2000 to the law firm of Loeb & Loeb LLP, which performed certain legal services for Zenith in 2000 and which is expected to perform legal services for Zenith in 2001.

(3)
Zenith Insurance is a wholly-owned subsidiary of Zenith, as were CalFarm Life Insurance Company and CalFarm, until they were sold in December 1995 and March 1999, respectively.

    The Board of Directors communicated frequently during the year ended December 31, 2000 and held four formal meetings. Zenith's Board of Directors has a standing Audit Committee and a Performance Bonus Committee but has no nominating committee or any committee performing similar functions. See "Audit Committee" below for information on the Audit Committee. The Performance Bonus Committee, consisting of Messrs. Tsai (Chairman), Silbert and Zavis, is responsible for performance-based compensation plans for Executive Officers, namely, the Executive Officer Bonus Plan and the 1996 Employee Stock Option Plan as it relates to grants thereunder to Executive Officers. The Board of Directors retains responsibility for all other compensation matters. The Performance Bonus Committee did not hold any formal meetings in 2000, but took action by unanimous written consent. Each Director of the Board of Directors attended at least seventy-five percent of the meetings of the Board of Directors and of any committees thereof on which such Director served.

AUDIT COMMITTEE

    On May 18, 2000, the Board of Directors adopted a Charter for the Audit Committee. A copy of the Charter is attached as Appendix A to this Proxy Statement. The members of the Audit Committee are Messrs. Zavis (Chairman), Panetta, Miller and Tsai, all of whom are independent, as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards. The functions of the Audit Committee include the selection, evaluation and appointment of the independent accountants (including reviewing their independence); oversight of the annual audit and quarterly reviews of Zenith's financial statements; oversight of the financial reporting process and internal controls; and oversight of internal audit procedures. During 2000, the Audit Committee communicated frequently with personnel from Zenith's financial and accounting department, internal audit department, actuarial department, corporate legal staff and independent accountants, including at six formal meetings.

AUDIT COMMITTEE'S REPORT

    The Audit Committee's report shall not be deemed to be incorporated by reference through any general statements incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

    The Audit Committee's report for 2000 follows:

    The Audit Committee has reviewed and discussed Zenith's audited consolidated financial statements for the year ended December 31, 2000 with Zenith's management.

    The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors, the matters required to be discussed with them by Statement of Auditing Standards No. 61, Communication With Audit Committees, as may be modified or supplemented.

    The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP, independent accountants, that are required by Independence Standards Board Standard No. 1, Independence Discussions With Audit Committees, as may be modified or supplemented, and has discussed with the independent accountants their independence.

    Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2000 be included in Zenith's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Michael Wm. Zavis, Chairman
Leon E. Panetta
Robert J. Miller
Gerald Tsai, Jr.

DIRECTORS' COMPENSATION

    Zenith pays each Director (other than Mr. Zax, who receives no additional compensation therefor) a fee of $50,000 per annum for serving as a member of the Board of Directors. Each of Messrs. Miller, Panetta, Tsai and Zavis also receives a fee of $25,000 per annum for serving as a member of Zenith's Audit Committee.

EXECUTIVE COMPENSATION

    The following table sets forth information regarding the compensation paid during the 1998, 1999 and 2000 fiscal years to the Named Executive Officers. The Named Executive Officers are Zenith's Chief Executive Officer and its four other most highly compensated Executive Officers serving as of December 31, 2000.

SUMMARY COMPENSATION TABLE

						Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compensation ($)	Securities Underlying Options/ SARs (#)	All Other Compensation ($)(4)
Stanley R. Zax	2000	1,023,514	0		0	0	1,033,750
Chairman of the Board and President of Zenith and Zenith Insurance	1999 1998	1,023,611 1,023,612	0 0		0 0	0 0	33,837 36,966
Jack D. Miller Executive Vice President of Zenith and Zenith Insurance	2000 1999 1998	461,933 415,600 415,600	0 0 0		0 0 0	50,000 0 0	7,872 5,306 2,880
John J. Tickner	2000	309,122	0		0	25,000	23,589
Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary of Zenith Insurance	1999 1998	268,986 269,268	250,000 0	(1)	0 0	0 0	20,812 21,025
Robert E. Meyer(2)	2000	294,558	0		0	50,000	5,792
Senior Vice President of Zenith and	1999	—	—		—	—	—
Senior Vice President and Actuary, Zenith Insurance	1998	—	—		—	—	—
William J. Owen(2)	2000	221,225	0		2,400(3)	30,000	4,440
Senior Vice President and	1999	—	—		—	—	—
Chief Financial Officer of Zenith and Zenith Insurance	1998	—	—		—	—	—

(1)
Amount shown was a discretionary bonus and not determined and paid under Zenith's Executive Officer Bonus Plan.

(2)
Messrs. Meyer and Owen were designated Executive Officers on February 24, 2000 and March 1, 2000, respectively.

(3)
Amount shown reflects Zenith's matching contributions under its Stock Purchase Plan.

(4)
The following amounts are included in the above table: (a) Zenith's matching contributions made in fiscal year 2000 to The Zenith 401(k) Plan, as follows: Stanley R. Zax, none; Jack D. Miller, $3,400; John J. Tickner, $3,400 Robert E. Meyer, $3,400 and William J. Owen $3,400; (b) the dollar value of insurance premiums paid in fiscal year 2000 by, or on behalf of, Zenith with respect to term life insurance for the benefit of the Named Executive Officer, as follows: Stanley R. Zax, $10,824; Jack D. Miller, $4,472; John J. Tickner, $6,864; Robert E. Meyer, $2,392; and William J. Owen, $1,040; and (c) the dollar value of the benefit to the Named Executive Officer of premiums paid by, or on behalf of, Zenith during fiscal year 2000, with respect to certain split dollar life insurance policies, as follows: Stanley R. Zax, $22,926; Jack D. Miller, none; John J. Tickner, $13,325; Robert E. Meyer, none; and William J. Owen, none. In addition, the 2000 amount shown for Mr. Zax includes a one-time payment of $1,000,000 in consideration of his agreement to extend his employment term. For a discussion of the extension of Mr. Zax's employment term, see "Employment Agreements and Termination of Employment and Change in Control Arrangements."

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise or Base Price ($/Sh)(2)
				Expiration Date (3)
Name					5% ($)	10% ($)
Stanley R. Zax	—	—	—	—	—	—
Jack D. Miller	50,000	9.3	19.15625	2/23/05	264,626	584,754
John J. Tickner	25,000	4.6	19.15625	2/23/05	132,313	292,377
Robert E. Meyer	50,000	9.3	19.15625	2/23/05	264,626	584,754
William J. Owen	30,000	5.6	19.15625	2/23/05	158,776	350,852

(1)
Options granted in 2000 are not exercisable during the first year following the date of grant. Each option becomes exercisable as to 25% of the total number of underlying shares in the second year following the date of grant and as to an additional 25% in each of the next three years.

(2)
All options were granted with an option price equal to the market price of the Common Stock on the date of grant (based on the average of the high and low prices on the New York Stock Exchange for such date).

(3)
The options granted in 2000 expire on the earlier to occur of (a) five years from the date of grant, (b) in the event of termination of the optionee's employment, three months from the date of such termination, or (c) in the event of the optionee's death, one year from the date thereof and, following termination of employment or death, may be exercised only to the extent they were exercisable on the date of the optionee's termination of employment or death.

(4)
The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with exercise. The amounts shown are for the assumed rates of appreciation only, do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Common Stock, continued employment of the optionee through the term of the option, and other factors.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End (#)
					Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
	Shares Acquired on Exercise (#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Stanley R. Zax	—	—	800,000	200,000	4,604,000	1,151,000
Jack D. Miller	25,000	50,000	50,000	75,000	84,625	553,500
John J. Tickner	27,000	74,613	16,750	31,250	38,670	244,570
Robert E. Meyer	—	—	37,500	62,500	63,469	532,344
William J. Owen	—	—	15,000	35,000	18,356	312,831

(1)
Based on the $29.38 closing price of the Common Stock on the New York Stock Exchange on December 29, 2000.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT
AND CHANGE IN CONTROL ARRANGEMENTS

    In December 2000, Zenith entered into an amended and restated employment agreement with Mr. Zax, which extended the expiration date of his employment agreement from December 31, 2002 to December 31, 2006. In consideration of Mr. Zax's agreement to extend his employment term, he received a one-time payment of $1,000,000 in 2000. The amended and restated employment agreement provides for an annual base compensation plus an annual bonus to be determined under Zenith's Executive Officer Bonus Plan. Under the agreement, Mr. Zax's annual base compensation is $1,200,000 for calendar years 2001 and 2002, $1,350,000 for calendar years 2003 and 2004, and $1,500,000 for calendar years 2005 and 2006, subject to such increases as the Board of Directors may determine from time to time. Zenith provides life insurance on Mr. Zax's life in an aggregate amount of $6,125,000, of which $5,000,000 is term life insurance. Upon Mr. Zax's death, Zenith will continue to pay either his wife, children or estate his base compensation and annual bonus for a period of twelve months. If Mr. Zax's employment is terminated for disability, he will receive his base compensation and annual bonus for a period of twelve months. If Mr. Zax's employment is terminated for breach by him of his employment agreement, he will receive his base compensation through the end of the month in which the termination occurs. If his employment is terminated for any reason other than for breach of his employment agreement, death, or disability, Zenith will pay Mr. Zax his base compensation and annual bonus through the term of his employment agreement. Upon a Change in Control (as defined in the employment agreement) of Zenith, all stock options and stock appreciation rights granted to Mr. Zax, to the extent not exercisable at such time, become immediately exercisable. In addition, if Mr. Zax's employment is terminated subsequent to any Change in Control, either by Mr. Zax within 180 days of the Change in Control or by Zenith for any reason other than disability or breach of his employment agreement, Mr. Zax is entitled to receive Severance Payments (as defined below). Upon Mr. Zax's retirement, a five-year consulting relationship would be entered into between Mr. Zax and Zenith, pursuant to which Mr. Zax would provide a specified number of consulting hours per quarter in return for Zenith's providing an office, secretarial assistance, an automobile, health insurance and a consulting fee in a declining amount for each year of the five-year term of $750,000, $600,000, $500,000, $400,000, and $300,000, respectively. Mr. Zax's base compensation is currently $1,200,000.

    Zenith Insurance entered into an amendment, dated as of March 1, 2000, to Mr. Miller's employment agreement, extending the expiration date of his employment agreement from October 31, 2002 to October 31, 2004 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $453,200, $494,400, $535,600, $618,000 and $700,400, effective on March 1 of 2000, 2001, 2002, 2003 and 2004, respectively, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time; (2) annual discretionary bonuses; and (3) certain additional benefits. Mr. Miller's original employment agreement was entered into prior to his becoming an Executive Officer in 1998, but he is eligible for annual bonuses determined under Zenith's Executive Officer Bonus Plan. Mr. Miller's base compensation is currently $494,400.

    Zenith entered into an amendment, dated as of March 1, 2000, to Mr. Tickner's employment agreement, extending the expiration date of his employment agreement from March 1, 2001 to March 1, 2003 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $311,163, $349,376 and $387,589, effective on March 1 of 2000, 2001 and 2002, respectively, subject to such increases as the Board of Directors may determine from time to time; (2) annual bonuses to be determined under Zenith's Executive Officer Bonus Plan; and (3) certain additional benefits. Mr. Tickner's base compensation is currently $349,376.

    Zenith Insurance entered into an amendment, dated as of March 1, 2000, to Mr. Meyer's employment agreement, extending the expiration date of his employment agreement from October 31, 2002 to October 31, 2004 and establishing future annual base compensation. The employment agreement, as amended, provides for: (1) annual base compensation of $283,250, $309,000, $334,750, $386,250 and $437,750, effective on March 1 of 2000, 2001, 2002, 2003 and 2004, respectively, subject to such increases as the Board of Directors of Zenith Insurance may determine from time to time; (2) annual discretionary bonuses; and (3) certain additional benefits. Mr. Meyer's original employment agreement was entered into prior to his becoming an Executive Officer in 2000, but he is eligible for annual bonuses determined under Zenith's Executive Officer Bonus Plan. Mr. Meyer's base compensation is currently $309,000.

    Each of Zenith's employment agreements with Messrs. Miller, Meyer and Tickner provides that if the executive's employment is terminated by Zenith other than for cause or disability, the executive is entitled to Severance Payments. Also, each of Messrs. Miller, Meyer and Tickner may terminate his employment with Zenith and receive Severance Payments should (a) he be prohibited or restricted in the performance of his duties, (b) any payment due him under his agreement remain unpaid for more than 60 days, or (c) he give written notice to Zenith of termination of his employment agreement within 180 days following a Change in Control (as defined in the employment agreements) of Zenith. In addition to the foregoing reasons, under the March 1, 2000 amendment to his employment agreement, Mr. Tickner may terminate his Employment Agreement and receive Severance Payments should Mr. Zax cease to be the full-time Chairman of the Board and President of Zenith for any reason, other than death or disability or his retirement on or after December 31, 2002. This basis for Mr. Tickner's terminating his employment is of no force and effect after December 31, 2002.

    For purposes of the foregoing, "Severance Payments" include the following benefits: (1) in the case of Mr. Tickner, all salary payments that would have been payable to him for the greater of (a) the remaining term of the employment agreement or (b) one year, plus a pro rata portion of any bonus that would have been payable to him with respect to the year of termination; (2) in the case of Messrs. Miller and Meyer, all salary payments that would have been payable to the executive for the greater of (a) the remaining term of the employment agreement or (b) two years, plus any bonus that would otherwise have been payable to him for such period; (3) in the case of Mr. Zax, a cash lump sum payment equal to the greater of (a) twice the sum of the executive's then current base compensation and the highest annual bonus paid or payable during the three consecutive years immediately preceding termination of employment or (b) the actuarial equivalent of the base compensation and annual bonuses that would have been payable to the executive under the remaining term of the employment agreement; (4) continuation of life, disability, dental, accident and group health insurance benefits, plus an additional amount necessary to reimburse the executive for any taxes attributable solely to the executive's receipt of such benefits; (5) in the case of Messrs. Miller, Meyer and Tickner, vesting of all stock option and similar rights; and (6) in the case of Messrs. Zax, Miller and Meyer, an additional payment, if necessary, to assure that none of the above benefits are subject to net reduction due to the imposition of excise taxes under section 4999 of the Internal Revenue Code of 1986, as amended.

    The acquisition by Fairfax of shares of Common Stock in October 1999 constituted a Change in Control under the employment agreement of each of Messrs. Zax, Miller, Meyer and Tickner. Messrs. Zax, Miller, Meyer and Tickner waived rights that would otherwise have arisen under the Change in Control provisions of their employment agreements as a result of such acquisition by Fairfax of shares of Common Stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In 2000, all decisions on Executive Officer compensation, other than decisions related to performance-based compensation plans, were made by the Board of Directors. Mr. Zax, Chairman of the Board and President, is a member of the Board of Directors, and except with respect to his own compensation, participated in the Board of Directors' deliberations concerning Executive Officer compensation.

    The Performance Bonus Committee, consisting of Messrs. Silbert, Tsai and Zavis, determines matters relating to performance-based compensation plans for Executive Officers. Through October 2000, Mr. Silbert was of counsel to the law firm of Loeb & Loeb LLP, which performed certain legal services for Zenith in 2000 and which is expected to perform legal services for Zenith in 2001.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION; PERFORMANCE
BONUS COMMITTEE REPORT ON PERFORMANCE BASED
COMPENSATION PLANS FOR EXECUTIVE OFFICERS

    Zenith's entire Board of Directors made determinations with respect to compensation of Executive Officers in 2000, except with respect to Mr. Zax's compensation, which is established by the Board of Directors without Mr. Zax, and except with respect to matters related to performance-based compensation plans for Executive Officers. The Performance Bonus Committee made determinations under performance-based compensation plans for Executive Officers. The Board of Directors' report on Executive Compensation and the Performance Bonus Committee's report on its determinations shall not be deemed to be incorporated by reference through any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

    The Board of Directors' report on Executive Compensation follows:

  Executive Officers

    The level of compensation for Executive Officers of Zenith is intended to be competitive (that is, "attractive") and to provide appropriate incentives. Executive Officers of Zenith are generally compensated through salary, grants of stock options, and bonuses under the Executive Officer Bonus Plan.

    The Executive Officer Bonus Plan, approved by the stockholders of Zenith at the 1994 Annual Meeting, is administered by the Performance Bonus Committee. The Performance Bonus Committee also grants stock options to Executive Officers under Zenith's 1996 Employee Stock Option Plan. The report of the Performance Bonus Committee follows this report.

    The level of an Executive Officer's base compensation is generally based on a combination of (1) the performance of Zenith, (2) the performance of the insurance subsidiary, if any, to which the Executive Officer is principally assigned, and (3) a subjective and qualitative evaluation of the personal contribution made by the Executive Officer to Zenith. Success in these areas does not translate mechanically into compensation levels; the manner in which these factors are taken into account is discretionary with the Board of Directors and is not based on any formulaic weighting.

    The performance of Zenith is generally measured by the combined ratio of its property and casualty insurance operations and by its overall profitability. Zenith strives for and has achieved long term average combined ratios that are about 100%. Zenith also strives for combined ratios that compare favorably in both the short- and long-term with insurers primarily engaged in writing workers' compensation insurance. In addition, Zenith endeavors to have loss ratios that are among the lowest for the industry in any rolling previous five year period. The performance of the Zenith insurance subsidiaries is generally measured by their combined ratios and profitability, as applicable.

    With respect to the subjective and qualitative evaluation of an Executive Officer's personal contribution to the business of Zenith, a variety of factors are taken into account. These factors vary and include, but are not limited to, the manner in which the Executive Officer favorably affects Zenith's combined ratio and profitability. Equally, if not more, important is the manner in which the Executive Officer performs in Zenith's environment, which fosters an entrepreneurial spirit, teamwork, an understanding and use of technology, and a commitment to education. Zenith believes an entrepreneurial spirit maximizes profits, promotes sound execution of good business fundamentals, and maintains a pool of executive talent. Teamwork is crucial to the effective and efficient implementation of Zenith's goals. Understanding, adopting and using technology are necessary for Zenith to compete effectively and efficiently. A commitment to education means a dedication to lifelong learning and training for oneself and creating conditions so that the workforce is similarly dedicated. Such dedication is critical to Zenith's ability to address changes in market conditions and use such changes to its competitive advantage. In such an environment, proactive and innovative approaches are strongly encouraged and rewarded.

    On the operational side, activities that demonstrate an opportunistic outlook, anticipation of changing business conditions and the development of postures to take advantage of opportunities to increase short- and long-term profits are rewarded. On the administrative side, efficiency, competence, strong compliance efforts, anticipation and avoidance of problems, as well as innovation, are rewarded.

    Certain of the Executive Officers are employed under employment agreements that provide for minimum base compensation and annual bonuses. Determinations as to salary increases for these Executive Officers, as well as those without employment agreements, are discretionary and are not made on the basis of a formulaic weighting of the factors described above. Bonuses are generally determined for Executive Officers in accordance with the Executive Officer Bonus Plan.

    In 2000, the combined ratio of Zenith's property and casualty operations was higher than the combined ratio for the industry as a whole. Given this performance and taking into account the subjective and qualitative evaluations of individual Executive Officers, the level of each Executive Officer's base compensation was set accordingly. Please see the separate report of the Performance Bonus Committee for a discussion regarding the determination of annual bonuses for Executive Officers for 2000.

  Stanley R. Zax, Chief Executive Officer

    Mr. Zax is never present when the Board of Directors deliberates with respect to his compensation and, accordingly, does not participate in Board of Directors' decisions on his own compensation.

    Mr. Zax's base salary for 2000 was specified in an amended and restated employment agreement executed in 1997. Under the amended and restated employment agreement, which ends on December 31, 2006, increases in base compensation are at the discretion of the Board of Directors and are not based on a formulaic weighting of factors. In determining whether to grant any salary increase, the same performance criteria that are applied to Executive Officers in general are applied to Mr. Zax. Also, as with Executive

Officers generally, bonuses to Mr. Zax are determined in accordance with the Executive Officer Bonus Plan.

    Taking the objective and subjective criteria described above into account, the Board of Directors was pleased with Mr. Zax's performance during 2000, particularly his leadership and steadfast adherence to sound underwriting practices during a particularly difficult time when many of Zenith's competitors were increasing their market shares through underpricing. Although operating results are not yet satisfactory, the Board of Directors believes Mr. Zax has postured Zenith for the future through his leadership. The Board of Directors has confidence in Mr. Zax and wants to assure his continued leadership as Chairman. Accordingly, in 2000 Mr. Zax's employment agreement was amended. Please see the separate summary of Mr. Zax's amended and restated employment agreement in the "Employment Agreements and Termination of Employment and Change of Control Arrangements" section.

  Section 162(m) Policy

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the Federal income tax deduction that a public corporation may claim for annual compensation paid to certain executive officers. The limitation with respect to each affected Executive Officer is $1,000,000 per year. However, the limitation does not apply to compensation which is performance-based, earned under a plan approved by the corporation's stockholders and which satisfies certain other conditions set forth in Section 162(m) and the regulations thereunder. Stock option grants awarded to Executive Officers under Zenith's 1996 Employee Stock Option Plan and bonuses payable under the Executive Officer Bonus Plan are intended to comply with Section 162(m). Accordingly, neither income accruing to Executive Officers upon exercise of stock options nor the amount of any bonus payment made to Executive Officers under the Executive Officer Bonus Plan should be subject to the $1,000,000 limit on deductibility. The Board of Directors has determined that it will pay Mr. Zax's annual salary and any discretionary bonus that may be determined and paid outside of the Executive Officer Bonus Plan even though any portion of the total of the annual salary and any discretionary bonus over $1,000,000 would not be deductible by Zenith.

Stanley R. Zax, Chairman of the Board

Max M. Kampelman	Harvey L. Silbert
Robert J. Miller	Gerald Tsai, Jr.
Leon E. Panetta	Michael Wm. Zavis
William Steele Sessions

    The Performance Bonus Committee's report of its determinations of performance-based compensation for Executive Officers follows:

    The Performance Bonus Committee is responsible for administering the Executive Officer Bonus Plan and for granting stock options to Executive Officers under the 1996 Employee Stock Option Plan. In so doing, the Performance Bonus Committee implements and reinforces the compensation philosophy of the Board of Directors, as set out in the Board of Directors' Report on Executive Compensation.

  Executive Officer Bonus Plan

    The Executive Officer Bonus Plan was approved by the stockholders at the 1994 Annual Meeting as a performance-based compensation plan. It provides for bonuses to Executive Officers based upon attainment by Zenith in any fiscal year of an objectively measured performance goal, namely a combined ratio that is below the industry's combined ratio. The Executive Officer Bonus Plan provides for bonuses to Executive Officers up to an amount equal to:

  •
  100% of his or her salary at the beginning of the fiscal year if the Company Combined Ratio for such fiscal year is at least three percentage points, but less than five percentage points, below the Industry Combined Ratio or

  •
  150% of his or her salary at the beginning of the fiscal year if the Company Combined Ratio for such fiscal year is at least five percentage points below the Industry Combined Ratio;

provided, however, in either instance, the Performance Bonus Committee may, in its sole discretion, on a case by case basis, reduce such bonus by any amount.

    In 2000, Zenith's combined ratio was 130.2%; the industry's 2000 combined ratio, as estimated and reported by A.M. Best Company, was 110.3%. Accordingly, the objective performance goal under the Executive Officer Bonus Plan was not met and no bonuses thereunder are payable to Executive Officers with respect to fiscal year 2000.

Stock Option Grants

  Executive Officers

    From time to time the Performance Bonus Committee grants options to Executive Officers to purchase Common Stock. Options are considered a part of compensation to recognize an Executive Officer's contribution and to reinforce that Executive Officer's long term commitment to the success of Zenith. The Performance Bonus Committee's determination to grant options to an Executive Officer is based on the recommendation of the Chairman of the Board, subjective measures and prior grants to that Executive Officer. Beyond these general considerations, there is no particular formula governing the number of shares awarded.

    In 2000, the following Named Executive Officers were granted options to purchase Common Stock under the 1996 Employee Stock Option Plan, in the amounts set forth opposite each Executive Officer's name:

Jack D. Miller	50,000 shares
Robert E. Meyer	50,000 shares
William J. Owen	30,000 shares
John J. Tickner	25,000 shares

                Gerald Tsai, Jr., Chairman
                Harvey L. Silbert
                Michael Wm. Zavis

STOCK PRICE PERFORMANCE GRAPH

    The Stock Price Performance Graph below compares the cumulative total returns of the Common Stock ("ZNT"), the Standard and Poor's 500 Stock Index ("S&P 500") and the Standard and Poor's 500 Property-Casualty Insurance Index ("S&P PC") for a five year period. Stock price performance is based on historical results and is not necessarily indicative of future stock price performance. The following graph assumes $100 was invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Common Stock, the S&P 500, and the S&P PC. The calculation of cumulative total return assumes reinvestment of dividends. The graph was prepared by Standard and Poor's Compustat, which obtained factual materials from sources believed by it to be reliable, but which disclaims responsibility for any errors or omissions contained in such data. The Stock Price Performance Graph shall not be deemed incorporated by reference through any general statement incorporating by reference this proxy statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under such Acts.

Comparative Five-Year Total Returns
Zenith, S&P 500 and S&P PC
(Performance results through 12/31/00)

PROPOSAL TO APPROVE AMENDMENT NO. 2 TO
THE ZENITH NATIONAL INSURANCE CORP. 1996 EMPLOYEE STOCK OPTION PLAN
(Item 2 on Proxy Card)

    In 1996, the Board of Directors adopted, and Zenith's stockholders approved, the Zenith National Insurance Corp. 1996 Employee Stock Option Plan (the "1996 Employee Stock Option Plan"), which provides for the grant of stock options and stock appreciation rights to officers and employees of Zenith and its subsidiaries. The number of shares of Common Stock reserved for issuance pursuant to awards under the 1996 Employee Stock Option Plan was originally equal to 2,176,000.

    The Board of Directors adopted the 1996 Employee Stock Option Plan as part of its policy to reinforce the long term commitment to Zenith's success of those officers (including officers who are directors of Zenith) and other employees of Zenith and its subsidiaries who are or will be responsible for such success; to facilitate the ownership of Zenith's stock by such individuals, thereby reinforcing the identity of their interests with those of Zenith's stockholders; and to assist Zenith in attracting and retaining officers and other employees with experience and ability. In 1999, following adoption by the Board of Directors, stockholders approved Amendment No. 1 to the 1996 Employee Stock Option Plan, increasing by 250,000 the number of shares available for issuance pursuant to new awards under the plan. On February 13, 2001, the Board of Directors determined that the 500 shares of Common Stock then remaining available for issuance pursuant to new awards under the 1996 Employee Stock Option Plan were insufficient to provide for the continued proper compensation and incentivization of Zenith's officers and employees. To address this issue, on February 13, 2001, the Board of Directors adopted, subject to stockholders' approval, Amendment No. 2 to the Zenith National Insurance Corp. 1996 Employee Stock Option Plan ("Amendment No. 2"), which would provide an additional 250,000 shares of Common Stock for issuance pursuant to new awards under the 1996 Employee Stock Option Plan. The Board of Directors believes that Amendment No. 2 reflects the best interests of Zenith and recommends its approval by stockholders.

    The summary that follows is subject to the actual terms of the 1996 Employee Stock Option Plan.

    At the Annual Meeting the stockholders are being requested to (i) approve an amendment to the 1996 Employee Stock Option Plan to increase the number of shares reserved for issuance thereunder by 250,000 shares; and (ii) qualify the 1996 Employee Stock Option Plan for purposes of Sections 162(m) and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

    If the proposed amendment to the 1996 Employee Stock Option Plan set forth in Proposal Number Two is adopted and approved by the stockholders of Zenith, the 1996 Employee Stock Option Plan, as amended, will be in compliance with the requirements of Section 162(m) of the Code for "performance-based compensation."

The 1996 Employee Stock Option Plan

    The 1996 Employee Stock Option Plan provides for the granting of nonqualified stock options ("NSOs") to purchase Common Stock, stock appreciation rights ("SARs") and limited stock appreciation rights ("LSARs"). NSOs granted under the 1996 Employee Stock Option Plan may be accompanied by SARs or LSARs, or both ("rights"). Rights may also be granted independently of NSOs. On March 22, 2001 the closing market price of the Common Stock on the New York Stock Exchange was $25.00 per share.

Plan Administration

    The 1996 Employee Stock Option Plan is administered in two parts. With respect to employees other than Executive Officers of Zenith, the Board of Directors is the plan administrator. With respect to Zenith's Executive Officers, the 1996 Employee Stock Option Plan is administered by the Performance Bonus Committee, or by another committee of Zenith's Board of Directors (the "Committee") consisting solely of two or more directors of Zenith who are "Non-employee Directors" within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act and "outside directors" within the meaning of Section 162(m) of the Code. Directors who serve as administrators of the 1996 Employee Stock Option Plan do not receive any remuneration in such capacity from the 1996 Employee Stock Option Plan. The 1996 Employee Stock Option Plan provides that no member of the Board of Directors or the Committee will be liable for any action or determination taken or made in good faith with respect to the 1996 Employee Stock Option Plan or any option or right granted thereunder.

    Subject to the terms of the 1996 Employee Stock Option Plan, the plan administrator has the right to grant awards to eligible recipients and to determine the terms and conditions of the award agreements evidencing the grant of such awards, including the vesting schedule and option price of such awards, and the effect, if any, of a change in control of Zenith on the exercisability, vesting and potential cash-out of such awards.

Securities Subject to the 1996 Employee Stock Option Plan

    There were 2,426,000 shares of Common Stock reserved for issuance pursuant to awards under the 1996 Employee Stock Option Plan, as previously amended. As of the date hereof, 500 shares remain reserved for issuance pursuant to new awards. However, if Amendment No. 2 is approved by the stockholders, an additional 250,000 shares will be reserved for issuance pursuant to new awards under the 1996 Employee Stock Option Plan. The aggregate number of shares of Common Stock as to which options and rights may be granted to any single individual during any calendar year may not, subject to adjustment as set forth below, exceed 1,000,000.

    The 1996 Employee Stock Option Plan provides that, in the event of changes in the Common Stock by reason of a merger, reorganization, recapitalization, common stock dividend, stock split or similar change, the plan administrator will make appropriate adjustments in the aggregate number of shares available for issuance under the 1996 Employee Stock Option Plan and the option price to be paid or the number of shares issuable upon the exercise thereafter of any option previously granted.

Eligibility

    Grants of options and/or rights may be made to any officer (including officers who are directors) or employee of Zenith or its direct and indirect subsidiaries who is determined by the plan administrator to be in a position to contribute to the long-term success of Zenith.

Exercise of Options

    Options will vest and become exercisable according to a schedule established by the plan administrator. In the case of options exercisable by installment, options not exercised during any one year may be accumulated and exercised during the remaining years of the option. Options will have a term of no more than ten (10) years, and any options that are not exercised prior to the expiration of such term will expire without value.

    The section below entitled "Death — Termination of Employment — Restrictions on Transfer" describes the provisions that relate to the exercise of an option following termination of employment.

    The purchase price of the Common Stock purchased pursuant to the exercise of an option will be as determined by the plan administrator (but will not in any event be less than the fair market value of the Common Stock on the date of grant of the option) and may be adjusted in accordance with the antidilution provisions described in "Securities Subject to the 1996 Employee Stock Option Plan." Upon the exercise of any option, the purchase price must be fully paid in cash, cash equivalents, by delivery of Common Stock equal in market value to the option price, by means of a cashless exercise procedure or, in the discretion of the plan administrator, with proceeds of a loan from Zenith, or by a combination of the foregoing.

Stock Appreciation Rights and Limited Stock Appreciation Rights

    SARs and LSARs may be granted either alone ("Free Standing Rights") or in conjunction with all or part of an NSO ("Related Rights"). Upon the exercise of an SAR, a holder is entitled to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the plan administrator, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share specified in the related NSO (or in the case of a Free Standing Right, the price per share specified in such right), multiplied by the number of shares in respect of which the SAR is exercised. Upon the exercise of an LSAR, a holder is entitled to receive an amount in cash equal in value to (x) the excess of (i) the Change in Control Price (as defined by the plan administrator in the LSAR award agreement) of one share of Common Stock on the date of exercise over (ii) the option price per share specified in the related NSO (or in the case of an LSAR which is a Free Standing Right, the price per share specified in the Free Standing Right) multiplied by (y) the number of shares in respect of which the LSAR is exercised.

    With respect to SARs and LSARs that are Related Rights, which may be granted concurrently with or after the grant of an NSO, each such SAR and LSAR will terminate upon the termination or exercise of the pertinent portion of the related NSO, and the pertinent portion of the related NSO will terminate upon the exercise of any such SAR or LSAR. Unless otherwise determined by the plan administrator at grant, if an SAR or LSAR is granted with respect to less than the full number of shares covered by a related NSO, the SAR or LSAR will only be reduced if and to the extent that the number of shares covered by the exercise or termination of such NSO exceeds the number of shares not covered by such SAR or LSAR. LSARs that are Related Rights can only be exercised within the 30-day period following a Change in Control (as defined by the plan administrator in the LSAR award agreement) and only to the extent that the NSOs to which they relate are exercisable. SARs that are Related Rights may be exercised at any time that the underlying NSO is exercisable or, at the discretion of the plan administrator, in certain other limited circumstances. In the case of both SARs and LSARs that are Related Rights, such Related Rights may not be exercised during the first six months after grant except in the event of death or disability of the recipient prior to the expiration of the six-month period.

    SARs that are Free Standing Rights may be exercised at such time or times and may be subject to such terms and conditions as may be determined by the plan administrator at or after grant. LSARs that are Free Standing Rights can only be exercised within the 30-day period following a Change in Control. In the case of both SARs and LSARs that are Free Standing Rights, such Free Standing Rights may not be exercised during the first six months after grant thereof, except in the event of death or disability of the recipient prior to the expiration of the six-month period. The term of each Free Standing Right will be fixed by the plan administrator but may not exceed ten years from the date of grant. The price per share for each Free Standing Right will be set by the plan administrator but will not be less than 100% of the fair market value of a share of Common Stock on the date of grant.

Death — Termination of Employment — Restrictions on Transfer

    If an optionee should die while employed by Zenith or any of its subsidiaries or within three (3) months of the termination of such employment, any option held by such optionee may thereafter be exercised, to the extent the optionee would have been entitled to do so at the date of death or the termination of employment (whichever first occurs) or on such accelerated basis as the plan administrator may determine at or after grant. Such option may be exercised at any time within one (1) year from the date of such optionee's death or until the expiration of the stated term of such option, whichever period is shorter, by the optionee's executors or administrators or by any person or persons who shall have acquired the option from the optionee by bequest or inheritance.

    In the event an optionee shall cease to be an employee of Zenith or its subsidiaries other than by reason of death, any option held by the optionee may be exercised within three (3) months from the date of termination of employment (or until the expiration of the stated term of such option, if earlier) to the extent such option was exercisable as of the date of such termination of employment or on such accelerated basis as the plan administrator may determine at or after grant.

    In no event may any option be exercisable more than ten years from the date it is granted.

    Except as otherwise determined by the plan administrator in accordance with Rule 16b-3, options and rights are not transferable and are exercisable during the recipient's lifetime only by the recipient.

Amendment; Termination

    Except as provided below, the 1996 Employee Stock Option Plan will terminate in the year 2006, ten (10) years following its approval by Zenith's stockholders. The Board of Directors may terminate or amend the 1996 Employee Stock Option Plan at any time, except that stockholder approval is required for any amendment to (i) increase the maximum number of shares of stock which may be issued under the 1996 Employee Stock Option Plan (except for adjustments set forth in the 1996 Employee Stock Option Plan), (ii) change the class of individuals eligible to participate in the 1996 Employee Stock Option Plan, or (iii) extend the term of the 1996 Employee Stock Option Plan or the period during which any option or right may be granted or exercised, but only to the extent required by Rule 16b-3 and/or Section 162(m) of the Code with respect to the material amendment of any employee benefit plan maintained by Zenith. Termination or amendment of the 1996 Employee Stock Option Plan will not affect previously granted options or rights, which will continue in effect in accordance with their terms.

Payment of Taxes

    Participants are required, no later than the date as of which the value of an award first becomes includible in the gross income of the participant for federal income tax purposes, to pay to Zenith, or make arrangements satisfactory to the plan administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of Zenith under the 1996 Employee Stock Option Plan are conditional on the making of such payments or arrangements, and Zenith will have the right, to the extent permitted by law, to deduct any such taxes from any payment of any kind otherwise due to the participant.

CERTAIN FEDERAL INCOME TAX EFFECTS

    Under current Federal income tax laws, awards under the 1996 Employee Stock Option Plan will generally have the following tax consequences:

Non-Qualified Stock Options

    A participant will generally not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. Zenith will generally be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income.

    If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized with respect thereto will generally be taxable as capital gain or loss.

    According to a published ruling of the Internal Revenue Service, a participant who pays the option price upon exercise of an NSO, in whole or in part, by delivering shares of Common Stock already owned by him will recognize no gain or loss for Federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. With respect to shares acquired upon exercise which are equal in number to the shares surrendered, (i) such shares will be treated as exchanged for the shares surrendered in a non-taxable transaction, (ii) the basis of such shares will be equal to the basis of the shares surrendered, and (iii) the holding period of the shares acquired will include the holding period of the shares surrendered. With respect to the additional shares received upon exercise, (a) the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of receipt, (b) the basis of such additional shares will be equal to the fair market value of such shares on the date of receipt, and (c) the holding period for such additional shares will commence after the date of receipt.

Rights

    A grant of SARs or LSARs has no Federal income tax consequences at the time of such grant. Upon the exercise of SARs or LSARs (other than a Free Standing LSAR), the amount of any cash and the fair market value as of the date of exercise of any shares of Common Stock received is taxable to the participant as ordinary income. With respect to a Free Standing LSAR, however, a recipient should be required to include as taxable ordinary income on the Change in Control date an amount equal to the amount of cash that could be received upon the exercise of the LSAR, even if the LSAR is not exercised until a date subsequent to the Change in Control date. Zenith will generally be entitled to a deduction at the same time that is equal to the amount included in the participant's income. Upon the sale of any shares acquired upon the exercise of SARs or LSARs, participants will generally recognize capital gain or loss in an amount equal to the difference between the amount realized upon such sale and the fair market value of the stock on the date that governs the determination of ordinary income.

Capital Gain or Loss

    Net capital gain (i.e., generally, capital gain in excess of capital losses) recognized by a participant upon the sale of shares held for more than 12 months will generally be subject to tax at a rate not to exceed

20%. Net capital gain recognized from the sale of shares held for 12 months or less will be subject to tax at ordinary income rates.

NEW PLAN BENEFITS

    It is not possible to determine at this time the awards that will be granted in connection with the additional shares of Common Stock to be reserved for issuance under the 1996 Employee Stock Option Plan pursuant to Amendment No. 2. No such awards have been made to any of the persons listed in the table below, which is provided pursuant to requirements of the Commission.

Name and Position	Options Granted
Stanley R. Zax	—
Chairman of the Board and President of Zenith and Zenith Insurance
Jack D. Miller	—
Executive Vice President of Zenith and Zenith Insurance
John J. Tickner	—
Senior Vice President and Secretary of Zenith and Senior Vice President, General Counsel and Secretary of Zenith Insurance
Robert E. Meyer	—
Senior Vice President of Zenith and Senior Vice President and Actuary, Zenith Insurance
William J. Owen	—
Senior Vice President and Chief Financial Officer of Zenith and Zenith Insurance
Executive Officer Group	—
Non-Executive Director Group	—
Non-Executive Officer Employee Group	—
Nominees for Election as Director	—
Each associate of the above-mentioned directors, officers or nominees	—

Vote Required

    Amendment No. 2 is being submitted for stockholder approval pursuant to (i) rules of the New York Stock Exchange and (ii) for purposes of Sections 162(m) and 422 of the Code, which require the affirmative vote of a majority of the votes cast, in person or by proxy at the Annual Meeting, provided that the total number of votes cast on the proposal to approve Amendment No. 2 represents more than 50% of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting.

    THE BOARD OF DIRECTORS HAS DETERMINED THAT AMENDMENT NO. 2 IS IN THE BEST INTERESTS OF ZENITH AND ITS STOCKHOLDERS AND HAS APPROVED AMENDMENT NO. 2. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF AMENDMENT NO. 2.

INFORMATION RELATING TO INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP was Zenith's independent accountants for fiscal year 2000 and, upon the recommendation of the Audit Committee, the Board of Directors of Zenith has selected PricewaterhouseCoopers LLP ("PwC") as Zenith's independent accountants for fiscal year 2001.

Independent Accountants Fees

    Fees billed to Zenith by PwC are as follows:

  Audit Fees

    The aggregate fees (including expenses) billed Zenith by PwC for professional services rendered for the audit of Zenith's financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in Zenith's Forms 10-Q for 2000 were $833,895.

  Financial Information Systems Design and Implementation

    There were no fees (including expenses) billed Zenith by PwC for professional services rendered in 2000 for directly or indirectly operating or supervising the operation of Zenith's information systems or managing its local area network or for designing or implementing a hardware or software system that aggregate source data underlying Zenith's financial statements or generates information that is significant to Zenith's financial statements, taken as a whole.

  All Other Fees

    The aggregate fees billed Zenith by PwC for services rendered in 2000 other than those described under "Audit Fees" and "Financial Information System Design and Implementation" were $370,028.

    The Audit Committee has considered whether the provision of services covered under "Financial Information Systems Design and Implementation" and "All Other Fees" was compatible with maintaining PwC's independence. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire to do so. For information concerning Zenith's Audit Committee, see "Audit Committee" above.

STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL
MEETING OF STOCKHOLDERS

    Stockholders of Zenith who intend to submit proposals to Zenith's stockholders at the next Annual Meeting of Stockholders to be held in 2002 must submit such proposals to Zenith no later than November 29, 2001 in order for them to be included in Zenith's proxy materials for such meeting or no later than February 12, 2002 if proposals are not sought to be included in such proxy materials. Stockholder proposals should be submitted to Zenith National Insurance Corp., 21255 Califa Street, Woodland Hills, California 91367, Attention: Secretary.

                      By Order of the Board of Directors

                      JOHN J. TICKNER
                       Secretary

Dated: March 27, 2001

Appendix A

CHARTER
OF
THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
ZENITH NATIONAL INSURANCE CORP.

1.  AUTHORITY

    The Audit Committee (the "Committee") of the Board of Directors (the "Board") of Zenith National Insurance Corp. (the "Company") is established pursuant to Article IV, Section 1 of the Company's Amended and Restated Bylaws. The Committee shall be comprised of three or more Directors as determined from time to time by resolution of the Board. The Chairman of the Committee shall be designated by the Board, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. The presence in person and/or by telephone of a majority of the Committee's members shall constitute a quorum for any meeting of the Committee. All actions of the Committee will require the vote of a majority of its members present at a meeting of the Committee at which a quorum is present.

2.  PURPOSE OF THE COMMITTEE

    The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control functions, and compliance with the legal and regulatory requirements of the Company and its subsidiaries.

    The Committee shall oversee the audit efforts of the Company's independent accountants and internal auditors and, in that regard, shall take such actions as it may deem necessary to satisfy itself that the Company's independent accountants are independent of the Company based on applicable rules and regulations. It is the objective of the Committee to maintain free and open means of communications among the Board, the independent accountants, the internal auditors and the financial and senior management of the Company.

3.  COMPOSITION OF THE COMMITTEE

    Each member of the Committee shall be an "independent" Director within the meaning of the rules of the New York Stock Exchange ("NYSE") and, as such, shall be free from any relationship that may interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall be financially literate at the time of their election to the Committee or shall become financially literate within a reasonable period of time after their appointment to the Committee. "Financial literacy" shall be determined by the Board in the exercise of its business judgment, and shall include a working familiarity with basic finance and accounting. At least one member of the Committee shall have accounting or related financial management expertise, as such qualification may be determined in the business judgment of the Board.

4.  MEETINGS OF THE COMMITTEE

    The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities. As part of its purpose to foster open communications, the Committee shall meet at least annually with management, the director of the internal audit department and the Company's independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups or persons believe should be discussed privately. In addition, the Committee should meet or confer with the independent accountants and management quarterly to review the Company's earnings releases before their publication and periodic financial statements prior to being included in filings with the Securities and Exchange Commission ("SEC"). The Chairman should work with the Chief Financial Officer and management to establish the agendas for Committee meetings. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings and the Committee's activities and provide copies of such minutes to the Board.

5.  DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

    In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The Committee should review and reassess annually the adequacy of the Committee's charter. The charter must specify: (1) the scope of the Committee's responsibilities and how it carries out those responsibilities, (2) the ultimate accountability of the Company's independent accountants to the Board and the Committee, (3) the responsibility of the Committee and the Board for the selection, evaluation, appointment and replacement of the Company's independent accountants, and (4) that the Committee is responsible for ensuring that the Company's independent accountants submit on a periodic basis to the Committee a formal written statement delineating all relationships (or absence thereof) between the independent accountants and the Company and that the Committee is responsible for actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and for recommending that the Board take appropriate action to ensure the independence of the independent accountants.

    While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

Selection, Evaluation and Appointment of Independent Accountants

    (1) Make recommendations to the Board as to the selection of the firm of independent public accountants to audit the consolidated financial statements of the Company and its subsidiaries for each fiscal year;

    (2) Review the performance of the Company's independent accountants and make recommendations to the Board regarding the replacement or termination of the independent accountants when circumstances warrant;

    (3) Oversee the independence of the Company's independent accountants by, among other things:

    (a)
    requiring the independent accountants to deliver to the Committee on a periodic basis a formal written statement delineating all relationships (or absence thereof) between the independent accountants and the Company; and

    (b)
    actively engaging in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and recommending that the Board take appropriate action to satisfy itself of the independent accountants' independence;

    (4) Instruct the Company's independent accountants that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation, appointment and termination of the Company's independent accountants;

Oversight of Annual Audit and Quarterly Reviews

    (5) Review and accept, if appropriate, the annual audit plan of the Company's independent accountants, including the scope of audit activities, and monitor such plan's progress and results during the year;

    (6) Confirm with the Company's independent accountants and the Company's management that no management restrictions are being placed on the scope of the independent accountants' work;

    (7) Review the results of the year-end audit of the Company, including (as applicable):

    (a)
    the audit report, the published financial statements, the letter (or memorandum) to management from the Company's independent accountants regarding accounting procedures and internal control, any other pertinent reports and management's responses to the letter (or memorandum);
    (b)
    the qualitative judgments of the independent accountants about the appropriateness, not merely the acceptability, of accounting principle and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates;
    (c)
    the methods used to account for significant unusual transactions;
    (d)
    the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
    (e)
    management's process for formulating sensitive accounting estimates and the reasonableness of these estimates;
    (f)
    significant recorded and unrecorded audit adjustments;
    (g)
    any material accounting issues among management, the Company's internal audit department and the independent accountants; and
    (h)
    other matters required to be communicated under generally accepted auditing standards by the independent accountants to the Committee;

    (8) Review with management and the Company's independent accountants such accounting policies (and changes therein) of the Company, including any financial reporting issues which could have a material impact on the Company's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

    (9) Confirm that the Company's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Company's independent accountants prior to such reports being filed with the SEC;

Oversight of Financial Reporting Process and Internal Controls

   (10) Review the adequacy and effectiveness of the Company's accounting and internal control policies and procedures through inquiry and discussions with the Company's independent accountants, management, and internal auditors of the Company;

   (11) Review with management the Company's administrative, operational and accounting internal controls, including controls and security of the computerized information systems, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and its Code of Conduct;

   (12) Meet with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

   (13) Review with management and the independent accountants any reportable conditions and material weaknesses, as defined by the American Institute of Certified Public Accountants, affecting internal control;

   (14) Receive periodic briefings from the Company's management and/or independent accountants of significant accounting or financial reporting developments proposed by the Financial Accounting Standards Board, the SEC or other regulatory body, as well as any other significant accounting or financial reporting related matters that may affect the Company and, after such briefings, review and understand the impact of such developments and other matters on the Company;

   (15) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company's independent accountants, the Company's internal audit department and management;

Internal Audit

   (16) Review the internal auditing function of the Company, including its budget, personnel, charter, effectiveness, independence and authority of its reporting obligations, proposed annual internal audit plans, and coordination of such plans with the independent accountants;

   (17) Review and concur in the appointment, replacement, reassignment or dismissal of the director of internal audit;

Other Matters

   (18) Meet annually with the General Counsel of the Company (and upon his recommendation with outside counsel) when appropriate to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

   (19) Prepare a report to be included in proxy statements of the Company in compliance with then applicable rules and regulations promulgated by the SEC;

   (20) Obtain from the independent accountants any information pursuant to Section 10A of the Securities Exchange Act of 1934;

   (21) Conduct or authorize investigations into any matter within the Committee's scope of responsibilities, including retaining outside counsel or other consultants or experts for this purpose; and

   (22) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

   (23) Review the Company's policies relating to the avoidance of conflicts of interest, review the Company's administration of those policies and review past or proposed transactions between the Company and members of management; and

   (24) Review the Company's program to monitor compliance with the Company's Code of Conduct and meet periodically with the Company's Compliance Officer to discuss compliance with the Code of Conduct.

With respect to the duties and responsibilities listed above, the Committee should:

    (1) Report regularly to the Board on its activities, as appropriate;

    (2) Exercise reasonable diligence in gathering and considering all material information;

    (3) Understand and weigh alternative courses of conduct that may be available;

    (4) Focus on weighing the benefit versus harm to the Company and its stockholders when considering alternative recommendations or courses of action;

    (5) If the Committee deems it appropriate, secure independent expert advice and understand the expert's findings and the basis for such findings, including retaining independent counsel, accountants or others to assist the Committee in fulfilling its duties and responsibilities; and

    (6) Provide management, the Company's independent accountants and internal auditors with appropriate opportunities to meet privately with the Committee.

* * *

    While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audits or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such responsibilities are management's, the internal auditors' and the independent accountants'. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between or among management and the independent accountants or to ensure that the Company complies with all laws and regulations and its Code of Conduct.

PROXY

    This Proxy is Solicited by the Board of Directors
of Zenith National Insurance Corp.
for the Annual Meeting of Stockholders, May 24, 2001

    The undersigned stockholder hereby appoints Harvey L. Silbert and Stanley R. Zax and each or any of them (each with full power of substitution), proxies for the undersigned to vote all shares of Common Stock of Zenith National Insurance Corp. ("Zenith") owned by the undersigned at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2001, at 9:00 a.m., at the offices of Zenith, 21255 Califa Street, Woodland Hills, California, and at any adjournments thereof, in connection with the matters set forth in the Notice of Annual Meeting and Proxy Statement dated March   , 2001 (the "Proxy Statement"), copies of which have been received by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS OF THE STOCKHOLDER, BUT IF NO INSTRUCTIONS ARE GIVEN THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AS PROVIDED BY ZENITH'S PROXY STATEMENT AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

IN THE EVENT OF CUMULATIVE VOTING IN THE ELECTION OF DIRECTORS, THE PROXIES MAY DISTRIBUTE THE VOTES REPRESENTED BY THIS PROXY AMONG THE NOMINEES IN SUCH PROPORTION AS THEY SEE FIT.

(Continued and to be marked, signed and dated on other side)

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example	/x/
		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	Election of Directors:	/ /	/ /	2.	Proposal to approve Amendment No. 2 to the 1996 Employee Stock Option Plan.	/ /	/ /	/ /
Max M. Kampelman, Robert J. Miller, Leon E. Panetta, William Steele Sessions, Harvey L. Silbert, Gerald Tsai, Jr., Michael Wm. Zavis and Stanley R. Zax.				3.	In their discretion, upon such other matters as may properly come before the meeting.
(INSTRUCTION: To withhold authority for any individual nominee write that nominee's name in the space provided below.)

Dated:	, 2001
Signature
Signature
Note Please sign EXACTLY as your name appears herein. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If executed by a corporation, an authorized officer should sign, and the corporate seal should be affixed. A proxy for shares held in joint ownership should be signed by each joint owner.

Please mark, sign and date this Proxy and return it promptly in the accompanying envelope, which requires no postage if mailed in the United States.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

SCHEDULE 14A INFORMATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
ELECTION OF DIRECTORS (Item 1 on Proxy Card)
AUDIT COMMITTEE
AUDIT COMMITTEE'S REPORT
DIRECTORS' COMPENSATION
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION; PERFORMANCE BONUS COMMITTEE REPORT ON PERFORMANCE BASED COMPENSATION PLANS FOR EXECUTIVE OFFICERS
STOCK PRICE PERFORMANCE GRAPH
PROPOSAL TO APPROVE AMENDMENT NO. 2 TO THE ZENITH NATIONAL INSURANCE CORP. 1996 EMPLOYEE STOCK OPTION PLAN (Item 2 on Proxy Card)
CERTAIN FEDERAL INCOME TAX EFFECTS
NEW PLAN BENEFITS
INFORMATION RELATING TO INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS ZENITH NATIONAL INSURANCE CORP.
PROXY